AMNEX, INC.

                              AMENDED AND RESTATED
                        1996 RESTRICTED STOCK GRANT PLAN


         1. Purpose. The AMNEX, Inc. Amended and Restated 1996 Restricted Stock Grant Plan (the "Plan") is intended to advance the interests of AMNEX, Inc., a New York corporation (the "Company"), by encouraging and enabling officers, other key employees, and key consultants and advisors, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

         2. Definitions. For purposes of the Plan, the following terms shall have the indicated meanings unless the context clearly indicates otherwise:

                  "Board" means the Board of Directors of the Company.

                  "Cause" means termination of the Participant's employment or consulting or advisory relationship by the Company because of (A) conviction of, or a plea of nolo contendere to, a felony, or another serious crime which results or is likely to result in material injury to the Company; (B) breach of fiduciary duty involving personal profit; (C) continued and habitual neglect to perform material stated duties; or (D) material breach of any provision of any employment, consulting or advisory agreement between the Participant and the Company or any subsidiary thereof.

                  "CEO" means the Chief Executive Officer of the Company as of the Initial Adoption Date.

                  "Chairman" means the Chairman of the Board as of the Initial Adoption Date.

                  "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  "Committee" means the committee designated in Section 3 below to administer the Plan.

                  "Common Stock" means the Company's Common Stock, par value $.001 per share.

                  "Change in Control" of the Company shall be deemed to have occurred (A) when either the CEO or Chairman is either removed as a director or not nominated by the Board for re-election as a director of the Company; or (B) when any nominee for election as a director of the Company contained in the Company's Proxy Statement sent to shareholders in connection with the Board's solicitation of proxies to be voted at any annual meeting of shareholders is not so elected by the shareholders, except where the person elected instead of the nominee is acceptable to the CEO


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and Chairman;  or (C) upon any person or entity gaining  ownership,  directly or
indirectly,   of  securities  that,  in  the  aggregate,   represent  more  than
thirty-five percent (35%) of the voting power of the Company's outstanding securities (whether or not such securities are in fact voted); or (D) upon the sale or disposition of fifty percent (50%) or more of the voting securities of any of the Company's subsidiaries or all or substantially all of the assets of any such subsidiary, except where such sale or disposition was approved by the CEO; or (E) upon the termination of employment by the Company other than for Cause, or the Resignation for Good Reason of, the CEO or Chairman.


                  "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

                  "Grant" means a grant of Shares, whether or not restricted, pursuant to a written instrument that awards Shares to a Participant pursuant to the Plan.

                  "Initial Adoption Date" means May 23, 1996.

                  "Non-Employee Director" means a "non-employee director", as that term is used in Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

                  "Parent" means a parent corporation of the Company as defined in section 424(e) of the Code.

                  "Participants" means the officers, other key employees, and key consultants and advisors of the Company, its Subsidiaries and its Parents, including directors of the Company who are also employees of the Company.

                  "Permanent Disability" means such mental or physical illness or incapacity as shall result in the Participant being unable to render services to the Company, its Parents or its Subsidiaries for a continuous period of twelve (12) months.

                  "Plan" means this AMNEX, Inc. Amended and Restated 1996 Restricted Stock Grant Plan.

                  "Resignation for Good Reason" means a resignation of employment or consulting or advisory services following the failure by the Company to comply with any material provision of any employment, consulting or advisory agreement with the Company or any subsidiary thereof, which failure was not cured with thirty (30) days after a notice of noncompliance was given by the employee, consultant or advisor to the Company.

                  "Shares" means shares of Common Stock which are granted to a Participant pursuant to a Grant under the Plan.


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                  "Standard Restrictions" means those restrictions set forth in
Section 8(b) hereof.

                  "Subsidiary" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

         3. Administration of the Plan. The Plan shall be administered by the Board or a committee (the "Committee") composed of not less than three (3) persons. Only Non-Employee Directors shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board which shall review and ratify or approve those actions which are required by law to be so reviewed and ratified or approved by the Board. The Board or the Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants, the time or times at which Grants shall be made and the number of Shares so granted; (b) to construe and interpret the Plan; (c) to determine the terms, restrictions and provisions of the respective Grants, which need not be identical, including, but without limitation, restrictions on Shares granted and the amount and terms of the purchase price, if any, of Shares granted; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Number of Shares Subject to the Plan. The total number of Shares available for Grants under the Plan may not exceed in the aggregate 245,000, subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof. The Board may, from time to time, increase the number of Shares available for grant under the Plan. The Shares to be delivered under the Grants may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose.

         5. Lapsed Grants. If a Grant, or any portion thereof, is forfeited for any reason, any Shares forfeited shall be available again for the making of a later Grant hereunder.

         6.  Adjustment  in  Capitalization.  In the event of any  change in the outstanding shares of Common Stock that occurs after the Initial Adoption Date by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan, and the provisions, terms and conditions of each outstanding Grant affected thereby, shall be adjusted appropriately by the Board or the Committee, whose determination shall be conclusive.

         7. Eligibility and Participation. Grantees of Grants shall be selected by the Board or the Committee from among those Participants who are recommended by the Chief Executive Officer of the Company and who, in the opinion of the Board or the Committee, are key officers, other key employees or key consultants or advisors in a position to contribute materially to the Company's continued growth and development and to its long-term success.


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         8.       Grants of Restricted Stock.

                  (a) Grant of Restricted  Stock.  Subject to the  provisions of
Section 7, the Board or the Committee, at any time and from time to time, may make Grants to such Participants and in such amounts as it shall determine. Each Grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective.

                  (b) Standard Restrictions. In addition to any other applicable provisions hereof and except as may otherwise be specifically provided in a Grant, the following restrictions in this Section 8(b) (the "Standard Restrictions") shall apply to Grants made by the Board or the Committee:

                      (i) No Shares granted pursuant to a Grant may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such Shares are vested.

                      (ii) Shares granted pursuant to a Grant are non-vested at the time the Grant is made, but shall, unless earlier forfeited hereunder, vest according to the following vesting schedule:

                                                          Vested Percentage
                    Vesting Dates                         of Shares Granted

         One (1) year from the date of Grant                       10%
         Two (2) years from the date of Grant                      20%
         Three (3) years from the date of Grant                    30%
         Four (4) years from the date of Grant                     40%
         Five (5) years from the date of Grant                     50%
         Six (6) years from the date of Grant                      60%
         Seven (7) years from the date of Grant                    70%
         Eight (8) years from the date of Grant                    80%
         Nine (9) years from the date of Grant                     90%
         Ten (10) years from the date of Grant                    100%

The foregoing notwithstanding (but subject to the provisions of (iii) hereof and subject to the discretion of the Board or the Committee), a Participant shall forfeit all Shares not previously vested, if any, at such time as the Participant is no longer employed by, or rendering consulting or advisory services to, the Company or a Parent or Subsidiary. All forfeited Shares shall be returned to the Company.

                      (iii) Notwithstanding any other provision of this Section 8(b) to the contrary, a Participant who has not previously forfeited any non-vested Shares that are granted pursuant to a Grant, shall automatically have such non-vested Shares vest upon the earlier of (a) the effective date

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of a Change in Control,  (b) the termination by the Company of the Participant's employment with, or consulting or advisory services to, the Company and all Parents and Subsidiaries other than for Cause, (c) the Resignation for Good Reason by the Participant, and (d) the Participant's death or Permanent Disability.

                  (c)   Other   Restrictions.   Notwithstanding   the   Standard
Restrictions of Section 8(b) above, the Board or the Committee may impose such other or different restrictions on any Shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, and federal or state securities laws, and may legend the certificates representing restricted Shares to give appropriate notice of such restrictions. Any such other or different restrictions shall be specifically set forth in the Grant instrument.

                  (d) Holding of Restricted Shares. Certificates representing Shares granted that are subject to restrictions shall be held by the Company or, if the Board or the Committee so specifies, deposited with a third-party custodian or trustee until lapse of all restrictions on the Shares. After such lapse, certificates for such Shares (or the vested percentage of such Shares) shall be delivered by the Company to the Participant who received the grant of such Shares; provided, however, that the Company need not issue fractional Shares.

                  (e) Rights in Restricted Shares. During any applicable period of restriction, a Participant who has been granted Shares hereunder shall be the record owner thereof and shall be entitled to vote such Shares and receive all dividends and other distributions paid with respect to such Shares while they are so restricted. However, if any such dividends or distributions are paid in shares of Company stock during an applicable period of restriction, the shares received shall be subject to the same restrictions as the Shares with respect to which they were issued. Moreover, the Board or the Committee may provide in each Grant such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for restricted Shares.

                  (f) Conflicting Provisions. In case of any conflict between the provisions of this Plan and the provisions of a Grant, the provisions of this Plan shall control.

         9. Conditions to Grants. The making of any Grant and the issuance of any Shares to a Participant shall be subject to the condition that, if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable hereunder upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant hereto, then in any such event, such Grant or such issuance of Shares shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.


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         10.  Amendment,  Suspension,  and Termination of Plan. The Board may at
any time suspend or terminate the Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem advisable in order that the Grants granted hereunder may conform to any change in the law or in any other respects which the Board may deem to be in the best interests of the Company. No Grants may be made during any suspension or after the termination of the Plan. Except as provided in the Plan, no amendment, suspension, or termination of the Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Grant theretofore granted to such Participant under the Plan.

         11. Tax Withholding. The Board or the Committee may, in its sole discretion, (a) require a Participant to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for vested Shares pursuant to a Grant hereunder; (b) require a Participant to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of vested Shares, withhold from such Shares that number of full Shares having a fair market value equal to the amount or portion of the amount required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

         12. Code Section 83(b) Elections. Each Participant making an election pursuant to Section 83(b) of the Code shall, upon the making of such election, promptly provide a copy of such election to the Company.

         13. Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or consulting or advisory arrangement at any time, nor confer upon any Participant any right to continue in the employ of, or render consulting or advisory services to, the Company or any Parent or Subsidiary.

         14. Effective Date of the Plan. The effective date of the Plan is May 23, 1996, the date of its adoption by the Board.

         15. Term. No Grants may be made under the Plan after May 23, 2006. The provisions of the Plan shall, however, continue to apply as to any Grants made prior to such date.

Dated:   May 23, 1996 (Amended and Restated as of March 31, 1997)

K:\WPDOC\CORP\AMNEX\STKGRT96.2
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